Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Trovagene, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 12, 2015, relating to the consolidated financial statements, and the effectiveness of Trovagene, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP
San Diego, California

November 13, 2015